Exhibit 10.1

Dated 30 June 2017
Third Global Amendment and Restatement Agreement
between
Globalstar, Inc.
as the Borrower
Thermo Funding Company LLC
as Thermo and the Subordinated Creditor
BNP Paribas
as the BPIFAE Agent and the Security Agent
The Banks and Financial Institutions
named in Schedule 1 (Lenders) as the Lenders
and

Others

in respect of a BPIFAE Facility Agreement
dated 5 June 2009 and amended and restated on 22 August 2013 and 7 August 2015

White & Case LLP
5 Old Broad Street
London EC2N 1DW

This Third Global Amendment and Restatement Agreement (the “Agreement”) is made by way of deed on 30 June 2017 between:

(1)
Globalstar, Inc., a corporation duly organised and validly existing under the laws of the State of Delaware, with its principal office located at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America (the “Borrower”);

(2)
Thermo Funding Company LLC, a limited liability company duly organised and existing under the laws of the State of Colorado, with its principal office located at 1735 Nineteenth Street, Second Floor, Denver, Colorado 80202, United States of America (“Thermo” and the “Subordinated Creditor”);

(3)	The Subsidiary Guarantors, listed in Schedule 2 (Subsidiary Guarantors) as Subsidiary Guarantors (the “Subsidiary Guarantors”);

(4)
BNP Paribas, a société anonyme with a share capital of €2,491,915,350 organised and existing under the laws of the Republic of France, whose registered office is at 16 boulevard des Italiens, 75009 Paris, France registered under number 662 042 449 at the Commercial Registry of Paris, acting in its capacity as facility agent and Chef de File for and on behalf of the Finance Parties (the “BPIFAE Agent” (previously referred to as the “COFACE Agent”));

(5)
BNP Paribas, a société anonyme with a share capital of €2,491,915,350 organised and existing under the laws of the Republic of France, whose registered office is at 16 boulevard des Italiens, 75009 Paris, France registered under number 662 042 449 at the Commercial Registry of Paris, acting in its capacity as the security agent (the “Security Agent”);

(6)
BNP Paribas, a société anonyme with a share capital of €2,491,915,350 organised and existing under the laws of the Republic of France, whose registered office is at 16 boulevard des Italiens, 75009 Paris, France registered under number 662 042 449 at the Commercial Registry of Paris, acting in its capacity as offshore account bank;

(7)
BNP Paribas, Société Générale, Natixis, Crédit Agricole Corporate and Investment Bank and Credit Industriel et Commercial, each acting in its capacity as a mandated lead arranger (the “Mandated Lead Arrangers”); and

(8)	The Banks and Financial Institutions listed in Schedule 1 (Lenders) as lenders (the “Lenders”).
Recitals:

(A)	The Borrower, the BPIFAE Agent (previously referred to as the “COFACE Agent”), the Original Lenders and others entered into a facility agreement dated 5 June 2009 (the “Original Facility Agreement”).

(B)
Following the occurrence of certain Defaults and Events of Default under the Original Facility Agreement, the Borrower, the Subsidiary Guarantors, the Security Agent, the BPIFAE Agent, the Lenders and Thermo entered into an equity commitment, restructuring support and consent agreement dated 20 May 2013 pursuant to which the Borrower requested that, among other things, the Lenders consent and agree to a restructuring of the obligations of the Borrower under the Original Facility Agreement on the basis of certain key terms as set out therein, and subject to other terms and conditions as set out therein (the “Initial Restructuring”).

2

(C)
In connection with the Initial Restructuring, the Parties entered into a global deed of amendment and restatement dated 31 July 2013, as amended, varied and modified from time to time (the “First GARA”), pursuant to which the Parties agreed to, among other things, amend and restate the Original Facility Agreement (as amended and restated, the “First Amended and Restated Facility Agreement”) on the terms and subject to the First GARA.

(D)
The Parties agreed to amend and restate the First Amended and Restated Facility Agreement pursuant to, and in accordance with, an amendment and restatement agreement dated 7 August 2015 (the “Second GARA”).

(E)
Pursuant to an amendment request letter dated 27 April 2017 from the Borrower to the BPIFAE Agent, the Parties have agreed to amend and restate the Second Amended and Restated Facility Agreement and the First Amended and Restated Accounts Agreement pursuant to, and in accordance with, this Agreement.

(F)	It is the intention of the Parties that this Agreement be executed as a deed.

It is Hereby Agreed as follows:

1.	Definitions and Interpretation

1.1	Definitions
In this Agreement:
“Amendment Fee” has the meaning given to such term in Clause 5.1 (Amendment Fee).
“Commitment Period” means the period commencing on the Effective Date and ending on the date of the earliest to occur of:

(a)	Thermo (or another member of the Thermo Group) providing cash equity financing to the Borrower in an amount equal to the Stage I Equity Raise Amount; and

(b)	a person or persons (other than a member of the Thermo Group) providing cash equity financing to the Borrower in an aggregate amount equal to the Stage I Equity Raise Amount, in each case, in accordance with the terms of the Third Amended and Restated Facility Agreement.
“Effective Date” means the date on which the BPIFAE Agent confirms to the Borrower and the Lenders that it has received all of the documents and other evidence set out in Schedule 3 (Conditions Precedent to the Effective Date) in form and substance satisfactory to the BPIFAE Agent (acting on the instructions of each Lender).
“First Amended and Restated Accounts Agreement” means the “Accounts Agreement” as such term is defined in the Second Amended and Restated Facility Agreement.
“First Amended and Restated Facility Agreement” has the meaning given to such term in Recital (C).
“First GARA” has the meaning given to such term in Recital (C).

3

“Initial Restructuring” has the meaning given to such term in Recital (B).
“Longstop Date” means 30 June 2017 or such other date as may be agreed between the Borrower and the BPIFAE Agent (acting on the instructions of all the Lenders).
“Original Facility Agreement” has the meaning given to such term in Recital (A).
“Party” means a party to this Agreement.
“Relevant Finance Document” means this Agreement and the Third Thermo Group Undertaking Letter.
“Second Amended and Restated Accounts Agreement” means the accounts agreement set out in Schedule 7 (Second Amended and Restated Accounts Agreement).
“Second Amended and Restated Facility Agreement” means the First Amended and Restated Facility Agreement, as amended and restated by the Second GARA.
“Second GARA” has the meaning given to such term in Recital (D).
“Thermo Commitment” has the meaning given to such term in Clause 3.1 (Thermo Commitment).
“Third Amended and Restated Facility Agreement” means the Second Amended and Restated Facility Agreement, as amended and restated by this Agreement, the terms of which are set out in Schedule 6 (Third Amended and Restated Facility Agreement).

1.2	Incorporation of Defined Terms
Both prior to, and from, the Effective Date terms defined in clause 1.1 (Definitions) of the Third Amended and Restated Facility Agreement shall, unless otherwise defined herein, have the same meaning in this Agreement and the principles of construction set out in clause 1.2 (Construction) of the Third Amended and Restated Facility Agreement shall have effect as if set out in this Agreement.

1.3	Clauses

(a)	In this Agreement any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause or a Schedule hereof.

(b)	Clause headings are for ease of reference only.

1.4	Third Party Rights

(a)
A person which is not a party to this Agreement (a “third party”) shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

(b)	The Parties may, without the consent of any third party, vary or rescind this Agreement.

1.5	References to COFACE and BPIFAE

4

(a)
Pursuant to Amending Finance Law No.2015-1786 dated 31 December 2016 (“Loi de finance rectificative n°2015-1786 du 29 décembre 2015”), the French state took over for its own account all the rights and obligations of COFACE under the whole portfolio of existing export credit insurance policies and contracts concluded by COFACE as the French state’s export credit agency.

(b)
The COFACE export credit insurance policies and contracts which have been transferred to the French state on 31 December 2016 and are now managed by BPIFAE, acting on behalf, in the name, and under the control, of the French state in accordance with article L. 432-2 of the French Insurance Code, include each BPIFAE Insurance Policy.

(c)	For the purposes of the Third Amended and Restated Facility Agreement and the other Finance Documents, with effect from the date of this Agreement:

(i)	the French state will be the “successor in title” to COFACE;

(ii)	BPIFAE will be the “agent” of the French state;

(iii)	all references to “COFACE” in the Finance Documents should be construed as, and deemed to be, references to the French state and/or to BPIFAE, as the context may require;

(iv)	all rights currently accruing to COFACE under or in connection with the Finance Documents will accrue to the French state and/or to BPIFAE, as the context may require;

(v)	any request for consent or other notice or communication to be sent to the French state (as the “successor in title” to COFACE) should be sent to BPIFAE; and

(vi)	any consent or other notice or communication received from BPIFAE should be construed as having been sent with the full consent and authority of the French state.

1.6	Conflict
In the case of any inconsistency between the provisions of this Agreement and the provisions of any other Finance Document, the provisions of this Agreement shall prevail.

2.	Amendment and Restatement

2.1	Amendment and Restatement
With effect from the Effective Date:

(a)
the Second Amended and Restated Facility Agreement shall be deemed to have been amended and restated so that it shall be read and construed for all purposes as set out in Schedule 6 (Third Amended and Restated Facility Agreement); and

(b)
the First Amended and Restated Accounts Agreement shall be deemed to have been amended and restated so that it shall be read and construed for all purposes as set out in Schedule 7 (Second Amended and Restated Accounts Agreement).

2.2	Failure to Achieve Effective Date

5

If the Effective Date does not occur on or prior to the Longstop Date, neither the Second Amended and Restated Facility Agreement nor the First Amended and Restated Accounts Agreement shall be deemed to have been amended and restated as set out in accordance with Schedule 6 (Third Amended and Restated Facility Agreement) and Schedule 7 (Second Amended and Restated Accounts Agreement) (as the case may be).

2.3	Conditions Subsequent
As soon as possible, but in any event no later than the date specified for a condition set out in Schedule 5 (Conditions Subsequent to the Effective Date) (or such later date as may be agreed between the Borrower and the BPIFAE Agent (acting on the instructions of each Lender)) each condition subsequent set out in Schedule 5 (Conditions Subsequent to the Effective Date) shall be satisfied in form and substance satisfactory to the BPIFAE Agent (acting on the instructions of each Lender).

2.4	Finance Document
Each Party agrees that this Agreement is designated a “Finance Document” for the purposes of the Second Amended and Restated Facility Agreement.

3.	Equity Commitment from Thermo

3.1	Thermo Commitment
As of the Effective Date, subject to the terms of this Agreement and the other Finance Documents (as applicable), Thermo agrees to make, or cause to be made, available to the Borrower cash equity financing (including for this purpose, convertible subordinated debt, subordinated debt, subordinated debt with warrants, or similar equity-like financial instruments which, in all cases, shall be subject to definitive documentation, including, without limitation, subordination provisions, acceptable to the BPIFAE Agent, the Majority Lenders and BPIFAE) during the Commitment Period in an aggregate amount of no less than the Stage I Equity Raise Amount (but not including the 2017 Terrapin Contribution) (the “Thermo Commitment”).

3.2	Thermo Demand
If, during the Commitment Period, Thermo receives written notice demanding monies in an amount specified from the Borrower, then within fifteen (15) Business Days Thermo shall make, or cause to be made, available to the Borrower such requested monies, provided that the amount of such requested monies is less than or equal to the remaining Thermo Commitment at such time.

3.3	Occurrence of Event of Default
If, during the Commitment Period, an Event of Default arising as a result of a breach of clause 21.23 (The 2017 Equity Raise) of the Third Amended and Restated Facility Agreement has occurred and is continuing, then within five (5) days of receipt of any notice from the BPIFAE Agent specifying an amount of monies needed by the Borrower in order to satisfy its Stage I Equity Raise obligations, then:

(a)	the BPIFAE Agent may issue a written notice to Thermo demanding such monies for the Borrower; and

6

(b)
within fifteen (15) Business Days Thermo shall make, or cause to be made, available to the Borrower such requested monies, provided that the amount of such requested monies is less than or equal to the remaining Thermo Commitment at such time.

3.4	Thermo Agreement
Thermo hereby acknowledges and agrees that:

(a)
it shall execute and deliver all agreements, instruments, certificates, filings and other documents necessary, or otherwise reasonably requested by the Borrower or the BPIFAE Agent, to effect the Thermo Commitment in accordance with the terms set out in this Clause 3 (Equity Commitment from Thermo);

(b)	its obligation to fund the Thermo Commitment shall be irrevocable and subject only to the conditions expressly set out in this Clause 3 (Equity Commitment from Thermo); and

(c)
it shall procure that any third-party that provides the Borrower or any of the Subsidiary Guarantors with convertible subordinated debt, subordinated debt, subordinated debt with warrants, or similar equity-like financial instruments shall agree to be bound by subordination provisions on terms acceptable to the BPIFAE Agent, the Majority Lenders and BPIFAE.

4.	Representations and Warranties

4.1	Borrower Representations
Subject to the disclosures set out in Schedule 4 (Disclosures), on each of:

(a)	the date of this Agreement; and

(b)	the Effective Date,
the Borrower repeats in favour of the Finance Parties each of the representations and warranties set out in clause 18 (Representations) of the Third Amended and Restated Facility Agreement and in each other Finance Document to which it is a party but with reference to the facts existing as of the date on which such representation is being repeated (with any reference in clause 18 (Representations) of the Third Amended and Restated Facility Agreement (or equivalent provision) to the “date of this Agreement” being deemed to be the date of this Agreement or the Effective Date, as the context requires).

4.2	Subsidiary Guarantor Representations
Subject to the disclosures set out in Schedule 4 (Disclosures), on each of:

(a)	the date of this Agreement; and

(b)	the Effective Date,
each Subsidiary Guarantor repeats in favour of the Finance Parties each of the representations and warranties set out in clause 4 (Representations and Warranties) of each Guarantee Agreement and each other Finance Document to which it is a party but with reference to the facts existing as of the date on which such representation is being repeated (with any reference in clause 4 (Representations

7

and Warranties) of a Guarantee Agreement (or any equivalent provision in a Finance Document) to the “date of this Agreement” being deemed to be the date of this Agreement or the Effective Date, as the context requires).

4.3	Thermo Representations
Subject to the disclosures set out in Schedule 5 (Disclosures), on each of:

(a)	the date of this Agreement; and

(b)	the Effective Date,
Thermo repeats in favour of the Finance Parties each of the representations and warranties set out in clause 5 (Representations and Warranties) of the Thermo Subordination Deed but with reference to the facts existing as of the date on which such representation is being repeated (with any reference in clause 5 (Representations and Warranties) of the Thermo Subordination Deed to the “date of this Agreement” being deemed to be the date of this Agreement or the Effective Date, as the context requires).

5.	Amendment Fee

5.1	Amount of Amendment Fee
As consideration for the Finance Parties’ entry into this Agreement, the Borrower shall pay a fee in an amount equal to US$255,000 (the “Amendment Fee”) to be allocated as follows:

(a)	to the BPIFAE Agent (for the account of each Lender) an amendment fee in an amount equal to US$45,000 for each Lender; and

(b)	to the BPIFAE Agent (for its own account as agent) an amendment fee in an amount equal to US$30,000.

5.2	Payment
The Amendment Fee shall be payable:

(a)	on or prior to the Effective Date as a condition precedent to the occurrence thereof; or

(b)	if the Effective Date has not occurred by the Longstop Date, on the Business Day immediately following the Longstop Date.
5.3    Non-refundable
The Amendment Fee shall be payable in immediately available funds and, once paid, shall be non-refundable and non-creditable against any other fees payable in connection with the Finance Documents.

6.	Confirmations of Obligors

6.1	Confirmations – Date of this Agreement
As of the date of this Agreement:

8

(a)	each Obligor irrevocably and unconditionally confirms its acceptance of the Third Amended and Restated Facility Agreement;

(b)
each Obligor irrevocably and unconditionally confirms that notwithstanding this Agreement, each Finance Document to which it is a party remains in full force and effect and the rights, duties and obligations of each Obligor thereunder are not released, discharged or impaired by this Agreement;

(c)	each Subsidiary Guarantor irrevocably and unconditionally confirms that its guarantee and indemnity under clause 2.1 (Guarantee and Indemnity) of each Guarantee Agreement to which it is a party:

(i)	continues in full force and effect on the terms of each Guarantee Agreement to which it is a party; and

(ii)	extends to the liabilities and obligations of the Obligors under the Finance Documents (including this Agreement);

(d)
each Obligor irrevocably and unconditionally confirms that any Lien created by it under the Security Documents extends to the liabilities and obligations of the Obligors under the Finance Documents subject to any limitations set out in the Security Documents; and

(e)
each Obligor irrevocably and unconditionally confirms that the Liens created under the Security Documents to which it is a party continue in full force and effect on the terms of the Security Documents.

6.2	Confirmations – Effective Date
As of the Effective Date:

(a)	each Obligor irrevocably and unconditionally confirms its acceptance of the Third Amended and Restated Facility Agreement;

(b)	each Obligor irrevocably and unconditionally agrees that it is bound by the terms of the Third Amended and Restated Facility Agreement applicable to it;

(c)	each Subsidiary Guarantor irrevocably and unconditionally confirms that its guarantee and indemnity under clause 2.1 (Guarantee and Indemnity) of each Guarantee Agreement to which it is a party:

(i)	continues in full force and effect on the terms of each Guarantee Agreement to which it is a party; and

(ii)	extends to the liabilities and obligations of the Obligors under the Finance Documents;

(d)
each Obligor irrevocably and unconditionally confirms that, except as explicitly provided for in this Agreement, each Finance Document to which it is a party remains in full force and effect and the rights, duties and obligations of each Obligor thereunder are not released, discharged or impaired by this Agreement;

(e)
each Obligor irrevocably and unconditionally confirms that any Lien created by it under the Security Documents extends to the liabilities and obligations of the Obligors under the Finance Documents subject to any limitations set out in the Security Documents;

9

(f)
each Obligor irrevocably and unconditionally confirms that the obligations of the Obligors arising under the Finance Documents are included in the definition of the relevant secured obligations (howsoever defined) for the purposes of the Security Documents; and

(g)
each Obligor irrevocably and unconditionally confirms that the Liens created under the Security Documents to which it is a party continue in full force and effect on the terms of the Security Documents.

10

7.	Continuity, Waivers and Further Assurance

7.1	Continuing Obligations

(a)
The provisions of the Second Amended and Restated Facility Agreement, the First Amended and Restated Accounts Agreement and each other Finance Document, save as amended hereby, continue in full force and effect.

(b)
For the avoidance of doubt, this Agreement shall not constitute an assignment or novation of any of the rights and obligations of any party to the Second Amended and Restated Facility Agreement or the First Amended and Restated Accounts Agreement, nor shall it constitute an amendment to any Finance Document (except as expressly provided in this Agreement) or Security Document in place at the date of this Agreement, each of whose terms shall remain in full force and effect.

7.2	Further Assurance
The Borrower shall, at the request of the BPIFAE Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

8.	Security Review

8.1	Security Review
It is agreed and acknowledged that White & Case LLP, for and on behalf of the Finance Parties, shall undertake a review of the Security Documents to assist the Finance Parties in determining whether the Borrower is in compliance with its obligations in relation to the Security Documents under the Finance Documents (the “Security Review”).

8.2	Further Assurances
The Borrower shall, and it will procure that its advisors shall, provide all reasonable assistance to White & Case LLP and the Finance Parties in connection with the Security Review as may be reasonably requested from time to time (including taking any of the actions contemplated by clause 21.17 (Further Assurances) of the Third Amended and Restated Facility Agreement).

9.	Miscellaneous

9.1	Incorporation of Terms
The provisions of clauses 13.4 (Stamp Taxes), 13.5 (Value Added Tax), 35 (Partial Invalidity), 36 (Remedies and Waivers), 40 (Enforcement) and 41 (Confidentiality) of the Third Amended and Restated Facility Agreement shall also apply to this Agreement as if expressly set out herein, mutatis mutandis, with each reference therein to “this Agreement” being deemed to be a reference to this Agreement, each reference to “Party” or “Parties” being deemed to be a reference to the parties to this Agreement and each reference to the “Borrower” being deemed to be a reference to each Obligor and the Subordinated Creditor.

11

9.2	Set-off

(a)
If an Event of Default has occurred and is continuing, a Finance Party may set‑off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.

(b)	If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set‑off.

(c)	Following the exercise of a right of set‑off under this Agreement, the relevant Finance Party shall notify the Borrower.

9.3	Counterparts
This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

9.4	Governing Law
This Agreement, and any non‑contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with, English law.
This Agreement has been executed by the Borrower, Thermo, and the Subsidiary Guarantors as a deed and has been signed on behalf of the other Parties.

12

SIGNATURE PAGES

The Borrower

SIGNED by GLOBALSTAR, INC. acting by its attorney Ashley Laurie	/s/ Ashley Laurie Attorney-in-fact

Witnessed by: /s/ Laura Gerrard
Solicitor
Watson Farley & Williams
15 Appold Street
London EC2A 2HB

13

Thermo

SIGNED by THERMO FUNDING COMPANY LLC acting by its attorney Ashley Laurie	/s/ Ashley Laurie Attorney-in-fact

Witnessed by: /s/ Laura Gerrard
Solicitor
Watson Farley & Williams
15 Appold Street
London EC2A 2HB

14

SIGNED by GSSI, LLC in its capacity as GUARANTOR acting by its attorney Ashley Laurie	/s/ Ashley Laurie Attorney-in-fact

Witnessed by: /s/ Laura Gerrard
Solicitor
Watson Farley & Williams
15 Appold Street
London EC2A 2HB

15

SIGNED by GLOBALSTAR SECURITY SERVICES, LLC in its capacity as GUARANTOR acting by its attorney Ashley Laurie	/s/ Ashley Laurie Attorney-in-fact

Witnessed by: /s/ Laura Gerrard
Solicitor
Watson Farley & Williams
15 Appold Street
London EC2A 2HB

16

SIGNED by GLOBALSTAR C, LLC in its capacity as GUARANTOR acting by its attorney Ashley Laurie	/s/ Ashley Laurie Attorney-in-fact

Witnessed by: /s/ Laura Gerrard
Solicitor
Watson Farley & Williams
15 Appold Street
London EC2A 2HB

17

SIGNED by GLOBALSTAR USA, LLC in its capacity as GUARANTOR acting by its attorney Ashley Laurie	/s/ Ashley Laurie Attorney-in-fact

Witnessed by: /s/ Laura Gerrard
Solicitor
Watson Farley & Williams
15 Appold Street
London EC2A 2HB

18

SIGNED by GLOBALSTAR LEASING LLC in its capacity as GUARANTOR acting by its attorney Ashley Laurie	/s/ Ashley Laurie Attorney-in-fact

Witnessed by: /s/ Laura Gerrard
Solicitor
Watson Farley & Williams
15 Appold Street
London EC2A 2HB

19

SIGNED by SPOT LLC in its capacity as GUARANTOR acting by its attorney Ashley Laurie	/s/ Ashley Laurie Attorney-in-fact

Witnessed by: /s/ Laura Gerrard
Solicitor
Watson Farley & Williams
15 Appold Street
London EC2A 2HB

20

SIGNED by ATSS CANADA, INC. in its capacity as GUARANTOR acting by its attorney Ashley Laurie	/s/ Ashley Laurie Attorney-in-fact

Witnessed by: /s/ Laura Gerrard
Solicitor
Watson Farley & Williams
15 Appold Street
London EC2A 2HB

21

SIGNED by GLOBALSTAR BRAZIL HOLDINGS, L.P. in its capacity as GUARANTOR acting by its attorney Ashley Laurie	/s/ Ashley Laurie Attorney-in-fact

Witnessed by: /s/ Laura Gerrard
Solicitor
Watson Farley & Williams
15 Appold Street
London EC2A 2HB

22

SIGNED by GCL LICENSEE LLC in its capacity as GUARANTOR acting by its attorney Ashley Laurie	/s/ Ashley Laurie Attorney-in-fact

Witnessed by: /s/ Laura Gerrard
Solicitor
Watson Farley & Williams
15 Appold Street
London EC2A 2HB

23

SIGNED by GUSA LICENSEE LLC in its capacity as GUARANTOR acting by its attorney Ashley Laurie	/s/ Ashley Laurie Attorney-in-fact

Witnessed by: /s/ Laura Gerrard
Solicitor
Watson Farley & Williams
15 Appold Street
London EC2A 2HB

24

SIGNED by GLOBALSTAR LICENSEE LLC in its capacity as GUARANTOR acting by its attorney Ashley Laurie	/s/ Ashley Laurie Attorney-in-fact

Witnessed by: /s/ Laura Gerrard
Solicitor
Watson Farley & Williams
15 Appold Street
London EC2A 2HB

25

SIGNED by GLOBALSTAR MEDIA, L.L.C. in its capacity as GUARANTOR acting by its attorney Ashley Laurie	/s/ Ashley Laurie Attorney-in-fact

Witnessed by: /s/ Laura Gerrard
Solicitor
Watson Farley & Williams
15 Appold Street
London EC2A 2HB

26

SIGNED by GLOBALSTAR BROADBAND SERVICES INC. in its capacity as GUARANTOR acting by its attorney Ashley Laurie	/s/ Ashley Laurie Attorney-in-fact

Witnessed by: /s/ Laura Gerrard
Solicitor
Watson Farley & Williams
15 Appold Street
London EC2A 2HB

27

SIGNED by GLOBALSTAR INTERNATIONAL, LLC in its capacity as GUARANTOR acting by its attorney Ashley Laurie	/s/ Ashley Laurie Attorney-in-fact

Witnessed by: /s/ Laura Gerrard
Solicitor
Watson Farley & Williams
15 Appold Street
London EC2A 2HB

28

The Subordinated Creditor

SIGNED by THERMO FUNDING COMPANY LLC acting by its attorney Ashley Laurie	/s/ Ashley Laurie Attorney-in-fact

Witnessed by: /s/ Laura Gerrard
Solicitor
Watson Farley & Williams
15 Appold Street
London EC2A 2HB

29

Lender
BNP Paribas
By: /s/ Loic Le Sache
Name: Loic Le Sache
Title: Head of Structured Export Finance
By: /s/ Herve Van Der Elst
Name: Herve Van Der Elst
Title: Director – Structured Export Finance

30

Lender
Société Générale
By: /s/ Olivier Royer
Name: Olivier Royer
Title: MD – TMT Finance

By: /s/ Matthieu Saliou
Name: Matthieu Saliou
Title: Director Export Finance

31

Lender
Natixis
By: /s/ Frederic Marechaux
Name: Frederic Marechaux
Title: Director Export Finance Management and Portfolio
By: /s/ Thibault Lantoine
Name: Thibault Lantoine
Title: Head of Aviation – Export Asset Monitoring

32

Lender
Crédit Agricole Corporate and Investment Bank
By: /s/ Jean-Luc Ransac
Name: Jean-Luc Ransac
Title: Authorized Signatory
By: /s/ Mourad Ilekti
Name: Mourad Ilekti
Title: Authorized Signatory

33

Lender
Crédit Industriel et Commercial
By: /s/ Anne-HeleneHovasse
Name: Anne-Helene Hovasse
Title:
By: /s/ Franciois-Xavier Archambault
Name: Franciois-Xavier Archambault
Title:

34

Mandated Lead Arranger
BNP Paribas
By: /s/ Loic Le Sache
Name: Loic Le Sache
Title: Head of Structured Export Finance
By: /s/ Herve Van Der Elst
Name: Herve Van Der Elst
Title: Director – Structured Export Finance

35

Mandated Lead Arranger
Société Générale
By: /s/ Olivier Royer
Name: Olivier Royer
Title: MD – TMT Finance
By: /s/ Matthieu Saliou
Name: Matthieu Saliou
Title: Director Export Finance

36

Mandated Lead Arranger
Natixis
By: /s/ Frederic Marechaux
Name: Frederic Marechaux
Title: Director Export Finance Management and Portfolio
By: /s/ Thibault Lantoine
Name: Thibault Lantoine
Title: Head of Aviation – Export Asset Monitoring

37

Mandated Lead Arranger
Crédit Agricole Corporate and Investment Bank
By: /s/ Jean-Luc Ransac
Name: Jean-Luc Ransac
Title: Authorized Signatory
By: /s/ Mourad Ilekti
Name: Mourad Ilekti
Title: Authorized Signatory

38

Mandated Lead Arranger
Crédit Industriel et Commercial
By: /s/ Anne-Helene Hovasse
Name: Anne-Helene Hovasse
Title:
By: /s/ Franciois-Xavier Archambault
Name: Franciois-Xavier Archambault
Title:

39

Security Agent
BNP Paribas
By: /s/ Loic Le Sache
Name: Loic Le Sache
Title: Head of Structured Export Finance
By: /s/ Herve Van Der Elst
Name: Herve Van Der Elst
Title: Director – Structured Export Finance

40

BPIFAE Agent
BNP Paribas
By: /s/ Loic Le Sache
Name: Loic Le Sache
Title: Head of Structured Export Finance
By: /s/ Herve Van Der Elst
Name: Herve Van Der Elst
Title: Director – Structured Export Finance

41

Schedule 1    Lenders

1.	BNP Paribas;

2.	Société Générale;

3.	Natixis;

4.	Crédit Agricole Corporate and Investment Bank; and

5.	Crédit Industriel et Commercial.

42

Schedule 2    Subsidiary Guarantors

1.
GSSI, LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 3732317 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

2.
Globalstar Security Services, LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 3747502 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

3.
Globalstar C, LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 3732313 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

4.
Globalstar USA, LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 2663064 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

5.
Globalstar Leasing LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 3731109 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

6.
Spot LLC, a limited liability company organised in Colorado, United States of America, with organisational identification number 20071321209 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

7.
ATSS Canada, Inc., a corporation incorporated in Delaware, United States of America, with organisational identification number 2706412 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

8.
Globalstar Brazil Holdings, L.P., a limited partnership formed in Delaware, United States of America, with organisational identification number 2453576 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

9.
GCL Licensee LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 4187922 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

10.
GUSA Licensee LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 4187919 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

11.
Globalstar Licensee LLC, a limited liability company organised in Delaware, United States of America, with organisational identification number 4187920 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America;

12.
Globalstar Media, L.L.C., a limited liability company organised in Louisiana, United States of America, with organisational identification number 40224959K and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433;

13.
Globalstar Broadband Services Inc. a corporation incorporated in Delaware, United States of America, with organisational identification number 4833062 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433; and

14.
Globalstar International, LLC is a limited liability company organised in Delaware, United States of America, with an organisational identification number of 6438610 and whose chief executive office is at 300 Holiday Square Boulevard, Covington, LA 70433.

43

Schedule 3    Conditions Precedent to the Effective Date

1.	Obligors

(a)	A copy of the constitutional documents of each Obligor and each member of the Thermo Group.

(b)	A copy of a resolution of the board of directors of each Obligor and each member of the Thermo Group:

(i)	approving the terms of, and the transactions contemplated by this Agreement and resolving that it execute each Relevant Finance Document to which it is a party;

(ii)	authorising a specified person or persons to execute each Relevant Finance Document to which it is a party on its behalf; and

(iii)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with each Relevant Finance Document to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolutions referred to in paragraph (b) above.

(d)	A certificate from a Responsible Officer of the Borrower certifying that, as at the Effective Date:

(i)	the statement set out in paragraph 4 (No Litigation) is true and correct;

(ii)
each copy document relating to an Obligor or a member of the Thermo Group specified in this Schedule 3 (Conditions Precedent to the Effective Date) is correct, complete and in full force and effect as at the Effective Date;

(iii)	all representations and warranties of the Obligors or a member of the Thermo Group contained in the Finance Documents are true, correct and complete in all respects;

(iv)	none of the Obligors or a member of the Thermo Group is in violation of any of the covenants contained in the Finance Documents to which it is a party save as set out in the Finance Documents; and

(v)	after giving effect to the transactions contemplated by the Finance Documents, no Default or Event of Default has occurred and is continuing.

(e)
Certificates as of a recent date of the good standing of each Obligor and member of the Thermo Group under the laws of its jurisdiction of organisation and, to the extent requested by the BPIFAE Agent, each other jurisdiction where such Obligor is qualified to do business.

2.	Finance Documents
An original (duly executed by each of the parties thereto) of each Relevant Finance Document.

3.	BPIFAE Insurance Policy
Each BPIFAE Insurance Policy (as amended) is in full force and effect and is in form and substance satisfactory to the BPIFAE Agent (acting on the instructions of all Lenders) and the BPIFAE Agent (acting on the instructions of all the Lenders) is satisfied that all conditions to each BPIFAE Insurance Policy are fulfilled, that all requisite approvals of the French Authorities have been obtained.

4.	No Litigation
No litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened against the Group or its assets which has not been disclosed to the BPIFAE Agent in writing.

5.	Other Documents and Evidence

(a)	Evidence that any process agent referred to in the Finance Documents has accepted its appointment.

(b)	Payment of the Amendment Fee.

44

Schedule 4    Disclosures

1.	See Schedule 12 (Material Contracts) to the Third Amended and Restated Facility Agreement.

2.	See Schedule 13 (Labour and Collective Bargaining Agreements) to the Third Amended and Restated Facility Agreement.

3.	See Schedule 14 (Financial Indebtedness and Guarantee Obligations) to the Third Amended and Restated Facility Agreement.

4.	See Schedule 20 (Transactions with Affiliates) to the Third Amended and Restated Facility Agreement.

5.	See Schedule 22 (Incentive Plan) to the Third Amended and Restated Facility Agreement.

6.	See Schedule 23 (Group Structure Chart) to the Third Amended and Restated Facility Agreement.

7.	See Schedule 26 (Subsidiary Guarantors) to the Third Amended and Restated Facility Agreement.
Schedule 5    Conditions Subsequent to the Effective Date

1.	Legal Opinions
No later than 31 July 2017, delivery of the following:

(a)	a legal opinion of White & Case LLP (advisers to the Lenders) as to matters of the laws of England and confirming, amongst other things, the validity and enforceability of this Agreement;

(b)
a legal opinion of Taft Stettinius & Hollister LLP (advisers to the Borrower) confirming, amongst other things, the due authorization of each Obligor and each member of the Thermo Group and the Security Documents in place at the date of the Agreement are the legal, valid, binding and enforceable obligations of the Obligors, notwithstanding the amendments to the Third Amended and Restated Facility Agreement as set out in this Agreement; and

(c)
such other favourable legal opinions of counsel to the Obligors addressed to the BPIFAE Agent (for and on behalf of itself and the other Finance Parties) with respect to the Obligors, the Finance Documents and such other matters as the BPIFAE Agent shall reasonably request.

2.	Security Matters
No later than 31 July 2017:

(a)	delivery by the Borrower of a certificate updating the schedules to certain of the New York law Security Documents substantially in the form agreed prior to the date of this Agreement;

(b)	delivery to the “Onshore Account Bank” (as such term is defined in the Accounts Agreement) of notices of Liens over certain bank accounts of the Borrower held with the Onshore Account Bank;

(c)	evidence in such form as shall be acceptable to the BPIFAE Agent that the security interests (including the Liens) of the Finance Parties are perfected and subject only to Permitted Liens; and

(d)	such other documents as may be reasonably requested by the BPIFAE Agent in connection with the Security Documents, all in form, content and scope reasonably satisfactory to the BPIFAE Agent.

3.	Comfort Letter
No later than 31 July 2017, receipt by the BPIFAE Agent of a comfort letter addressed to it from James Monroe III.

4.	Acquisition Document
No later than 17 July 2017, delivery of the Acquisition Document.

5.	Bank Accounts
No later than 31 July 2017, closure of the following bank accounts held with the Offshore Account Bank:

(a)	the Dollar denominated account titled “Convertible Note Reserve Account” with account number 30004 05658 0000034081 F 88; and

(b)	the Dollar dominated account titled “Thermo Contingent Equity Account” with account number 30004 05658 0000034086 E 38.

6.	FTI Engagement Letter
No later than 31 July 2017, delivery of an amended copy of the FTI engagement letter signed by all the parties thereto.

7.	Fees
No later than 18 August 2017, payment in cash of all fees, costs and expenses of the Finance Parties associated with the negotiation, preparation, due diligence, documentation, administration and closing of all conditions subsequent to the Effective Date specified in this Schedule 5 (Conditions Subsequent to the Effective Date), including payment of all fees and expenses of the Finance Parties and their professional advisors, including, without limitation, any fees payable to White & Case LLP and FTI Consulting, Inc., as approved by the Lenders.
Schedule 6    Third Amended and Restated Facility Agreement
See Exhibit 10.2 to this Current Report on Form 8-K

Schedule 7    Second Amended and Restated Accounts Agreement

Originally dated 5 June 2009
as amended and restated pursuant
to the Deed of Waiver and Amendment No. 7
dated 30 September 2011, the First Global Deed of Amendment and Restatement dated 31 July 2013 and the Third Global Amendment and Restatement Agreement dated 30 June 2017

Accounts Agreement

Between
Globalstar, Inc.
as the Borrower and
BNP Paribas
as the Security Agent,
the BPIFAE Agent and
the Offshore Account Bank

This Accounts Agreement (the “Agreement”) was originally dated 5 June 2009 (and was amended and restated on 30 September 2011 by the Deed of Waiver and Amendment No. 7 (as such term is defined below), amended and restated on 31 July 2013 by the First Global Deed of Amendment and Restatement and further amended and restated on 30 June 2017 by the Third Global Amendment and Restatement Agreement) and is made by way of deed on
Between:

(I)
Globalstar, Inc., a corporation duly organised and validly existing under the laws of the State of Delaware, with its principal office located at 300 Holiday Square Boulevard, Covington, LA 70433, United States of America (the “Borrower”);

(II)
BNP Paribas, a société anonyme with a share capital of €2,494,005,306 organised and existing under the laws of the Republic of France, whose registered office is at 16 boulevard des Italiens, 75009 Paris, France registered under number 662 042 449 at the Commercial Registry of Paris, acting in its capacity as facility agent and Chef de File for and on behalf of the Finance Parties (the “BPIFAE Agent”);

(III)
BNP Paribas, a société anonyme with a share capital of €2,494,005,306 organised and existing under the laws of the Republic of France, whose registered office is at 16 boulevard des Italiens, 75009 Paris, France registered under number 662 042 449 at the Commercial Registry of Paris, acting in its capacity as the security agent for and on behalf of the Finance Parties (the “Security Agent”); and

(IV)
BNP Paribas, a société anonyme with a share capital of €2,494,005,306 organised and existing under the laws of the Republic of France, whose registered office is at 16 boulevard des Italiens, 75009 Paris, France registered under number 662 042 449 at the Commercial Registry of Paris, acting in its capacity as offshore account bank (the “Offshore Account Bank”).

It is hereby agreed as follows:

1.	Definitions and Interpretation

1.1	Incorporation of Definitions
Words and expressions defined in the Facility Agreement shall, unless the context otherwise requires, have the same meaning when used in this Agreement.

1.2	Definitions
In this Agreement the following terms have the meaning set out below:
“Account Banks” means:
the Offshore Account Bank; and
the Onshore Account Bank.
“Accounts Assets” has the meaning given to such term in Clause 3.4(a)(ii) (Notice of Liens).
“Authorised Person” has the meaning given to such term in Clause 3.6(d) (Instructions).
“Blocking Notice” means a notice substantially in the form of Schedule 2 (Form of Blocking Notice).

“Callback Contact” means each person identified by the Borrower to the Offshore Account Bank as being authorised to confirm to the Offshore Account Bank any instructions given by the Borrower to the Offshore Account Bank in the form of Schedule 6 (Authorised Persons and Callback Contacts).
“Canadian Account” means each bank account held by a member of the Group in Canada:
set out in Schedule 9 (Canadian Accounts); and
opened after the date of this Agreement.
“Collection Account” means the Dollar denominated account so titled, held in the name of the Borrower with the Onshore Account Bank with account number 6731016680.
“Debt Service Account” means the Dollar denominated account so titled, held in the name of the Borrower with the Offshore Account Bank with account number 30004 05658 0000034082G 55.
“Debt Service Period” means:
in respect of the first Utilisation, the period from the Utilisation Date of such Loan to the first Payment Date; and
in respect of any other period, the period beginning the day following a Payment Date and ending on the next Payment Date.
“Debt Service Reserve Account” means the Dollar denominated account so titled, held in the name of the Borrower with the Offshore Account Bank with account number 30004 05658 0000034083A 43.
“Deed of Waiver and Amendment No. 7” means the amendment agreement to this Agreement dated 30 September 2011 between, among others, the Borrower, the Offshore Account Bank and the BPIFAE Agent.
“Domestic Account” means each bank account held by a member of the Group in the United States:
set out in Schedule 7 (Domestic Accounts); and
opened after the date of this Agreement.
“DSA Required Balance” means an amount equal to the product of:
the quotient of the number of days from and including the last Payment Date to the date of determination divided by the number of days from and including the date of the last Payment Date to but excluding the next Payment Date;
multiplied by,
the aggregate scheduled Debt Service (including principal, premia, interest, fees, and other charges and expenses) due under the Facilities for the current Debt Service Period provided that if LIBOR exceeds the capped interest rate set out in an Interest Rate Cap Agreement, the amount of such capped interest rate shall be used for the purpose of calculating any interest under this paragraph (b).
“Equity Proceeds Account” means the Dollar denominated account so titled, held in the name of the Borrower with the Offshore Account Bank with account number 30004 05658 0000034080 J 36 (and formerly referred to as the “Capital Expenditure Account”).

“Facility Agreement” means the facility agreement originally dated 5 June 2009, as amended from time to time including as amended and restated pursuant to the Third Global Amendment and Restatement Agreement between the Borrower, Thermo, the Security Agent, the BPIFAE Agent, the Mandated Lead Arrangers and the Lenders.
“Final Discharge Date” means the date on which all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full and none of the Finance Parties is under any obligation (whether actual or contingent) to make advances or provide other financial accommodation to the Borrower under the Finance Documents.
“Foreign Account” means each bank account held by a member of the Group in a jurisdiction other than the United States or Canada:
set out in Schedule 8 (Foreign Accounts); and
opened after the date of this Agreement.
“Holding Account” means the Dollar denominated account so titled, held in the name of the Borrower with the Offshore Account Bank with account number 3000 4056 5800 0004 3504 S68.
“Insurance Proceeds” means all proceeds and amounts payable to or received by the Borrower or the Security Agent (as the case may be) under the Insurances.
“Insurance Proceeds Account” means the Dollar denominated account so titled, held in the name of the Borrower with the Offshore Account Bank with account number 30004 05658 0000034085H 59.
“Liability” means any present or future liability (actual or contingent) (including without limitation, any payment obligation and/or fee obligation) whether or not matured or liquidated, together with any:
refinancing, novation, deferral or extension of that liability;
claim for misrepresentation or breach of warranty or undertaking or an event of default or under any indemnity;
further advance which may be made under any agreement expressed to be supplemental to any document in respect of that liability, together with all related interest, fees and costs;
claim for damages or restitution in the event of rescission of that liability or otherwise;
claim flowing from any recovery by a payment or discharge in respect of that liability on the grounds of preference or otherwise; and
amount (such as post‑insolvency interest) which would be included in any of the above but for its discharge, non‑provability or unenforceability in any insolvency or other proceedings.
“Offshore Project Accounts” means the Project Accounts other than the Collection Account.
“Onshore Account Bank” means Union Bank with its registered office at 99 Almaden Blvd., Ste 200, San Jose, CA 95113, United States of America.

“Overnight LIBOR” means, on any date, the London Interbank Offered Rate administered by the British Banker’s Association, that is the day to day rate at which Dollars are offered to prime banks on the London interbank market and at 11:00 a.m. (London time) on pages LIBOR01 or LIBOR02 of the Reuters screen, (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the BPIFAE Agent may specify another page or service displaying the appropriate rate.
“Party” means a party to this Agreement.
“Payment Date” means:
a Repayment Date; and
the last day of an Interest Period.
“Project Accounts” means:
the Collection Account;
the Debt Service Account;
the Debt Service Reserve Account;
the Equity Proceeds Account;
the Insurance Proceeds Account; and
the Holding Account.
“Relevant Domestic Account” means the Domestic Account of the Borrower held with the Onshore Account Bank with account number 6450156238 (referred to in the second item of Schedule 7 (Domestic Accounts)) and secured in favour of the Security Agent pursuant to the Collateral Account.
“Restricted Transferrable Amount” has the meaning given to such term in Clause 5.1(a)(v) (Payments to the Collection Account).
“Secured Obligations” means all the Liabilities and all other present and future obligations at any time due, owing or incurred by an Obligor to any Finance Party under the relevant Finance Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.
“Unblocking Notice” means a notice substantially in the form of Schedule 3 (Form of Unblocking Notice).
“Unrestricted Transferrable Amount” has the meaning given to such term in Clause 5.1(a)(iv) (Payments to the Collection Account).

1.3	Interpretation

(a)
Clause 1.2 (Construction) of the Facility Agreement shall apply to this Agreement as if expressly set out herein, mutatis mutandis, with each reference therein to the Facility Agreement being deemed to be a reference to this Agreement.

(b)	Unless a contrary indication appears, a reference in this Agreement to the “date of this Agreement” shall be the original date of this Agreement, being 5 June 2009.

1.4	Third Party Rights

(a)
Save as provided in Clause 21.3 (Fees, Costs and Expenses), a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of this Agreement, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.5	Accounts
Any reference in this Agreement to any bank account shall include any renewal, redenomination, re‑designation or sub‑account thereof.

2.	Appointment

(a)
The Borrower designates and appoints the Offshore Account Bank as account holder in relation to the Offshore Project Accounts. The Offshore Account Bank accepts such designation and appointment in accordance with and limited to the terms and conditions of this Agreement.

(b)	The Offshore Account Bank shall act in accordance with instructions received by it from the BPIFAE Agent and/or the Borrower, as appropriate, in accordance with the terms of this Agreement.

(c)
The Security Agent shall act at all times only in accordance with the instructions of the BPIFAE Agent. The BPIFAE Agent shall give instructions to the Security Agent in accordance with the terms of the Finance Documents.

3.	Establishment of the Accounts

3.1	Project Accounts

(a)
The Borrower shall establish, maintain and operate with the Offshore Account Bank in Paris the following bank accounts, denominated in Dollars, subject to and in accordance with the terms and conditions of this Agreement:

(i)	the Debt Service Account that is secured in favour of the Security Agent pursuant to the Borrower Pledge of Bank Accounts and the Borrower Additional Pledge of Bank Accounts;

(ii)	the Debt Service Reserve Account that is secured in favour of the Security Agent pursuant to the Borrower Pledge of Bank Accounts and the Borrower Additional Pledge of Bank Accounts;

(iii)	the Equity Proceeds Account that is secured in favour of the Security Agent pursuant to the Borrower Pledge of Bank Accounts (such account referred to therein as the “Capital Expenditure Account”);

(iv)	the Insurance Proceeds Account that is secured in favour of the Security Agent pursuant to the Borrower Pledge of Bank Accounts and the Borrower Additional Pledge of Bank Accounts; and

(v)	the Holding Account that is secured in favour of the Security Agent pursuant to the Holding Account Pledge Agreement.

(b)	The Offshore Account Bank hereby confirms to the other Parties that the accounts referred to in Clause 3.1(a) above have been opened with the Offshore Account Bank.

(c)	The Offshore Account Bank hereby agrees to operate and maintain the Offshore Project Accounts in accordance with the provisions of this Agreement.

3.2	Collection Account
The Borrower shall continue to maintain and operate with the Onshore Account Bank in California the Collection Account, denominated in Dollars, subject to and in accordance with the terms and conditions of the relevant Account Control Agreement.

3.3	No Prejudice
The Borrower acknowledges for the benefit of the BPIFAE Agent and the Security Agent that each Project Account pledged, charged or assigned to the Security Agent (for and on behalf of itself and the other Finance Parties) under or pursuant to the Security Documents will be a separate account of an Account Bank and the Borrower agrees:

(a)
none of the restrictions or conditions contained in this Agreement on the withdrawal of funds from a Project Account shall be construed as a waiver of any Lien or affect the rights or the obligations of any of the Finance Parties under any Finance Document; and

(b)	no withdrawal shall be made from any Project Account if it would cause such Project Account to become overdrawn.

3.4	Notice of Liens

(a)	The Borrower hereby gives notice to the Offshore Account Bank of the Liens granted or to be granted by it to the Security Agent over:

(i)	the balance from time to time standing to the credit of any relevant Project Account, including all interest credited to any such Project Account; and

(ii)
all of the Borrower’s rights, title and interest in and to and the benefit of any relevant Project Account and the indebtedness represented by such credit balance (the “Accounts Assets”) and the Offshore Account Bank hereby acknowledges the same.

(b)
The Offshore Account Bank confirms to the Security Agent and the BPIFAE Agent that it has not received actual notice of any other Lien in, or any assignment of, the Accounts Assets granted by the Borrower to any third party.

3.5	Availability
The Offshore Account Bank shall not be obliged to make available to the Borrower, or any other person any sum which it is expecting to receive for the account of the Borrower until it has been able to establish that it has received that sum.

3.6	Instructions

(a)
The Borrower may communicate any and all instructions (including approval, consents and notices) to the Offshore Account Bank in relation to the Project Accounts (as appropriate), including communication by any manual or electronic medium or other systems agreed between the Borrower and the Offshore Account Bank.

(b)
The Borrower may subject to the terms of this Agreement and the other Finance Documents, following notice to the Offshore Account Bank, give payment instructions in accordance with the payment and/or transfer instructions set out in Schedule 10 (Form of Payment/Transfer Instruction). Such instructions must be received by not later than 9:00 a.m. (Paris time) two (2) Business Days prior to the proposed payment date in order to ensure that any payment will be made for value on the proposed payment date, provided that the Borrower shall use its reasonable endeavours to ensure that, to the extent reasonably practicable, instructions are given to the Offshore Account Bank by 9:00 a.m. (Paris time) not less than three (3) Business Days prior to the proposed payment date.

(c)	The Borrower may only make a payment from an Offshore Project Account to the extent it had sufficient cleared funds at the close of business on the Paris Business Day prior to the day of payment.

(d)
Instructions may only be given by any person authorised by the Borrower to act on its behalf in the performance of any act, discretion or duty under this Agreement (including, for the avoidance of doubt, any officer or employee of such person) (each an “Authorised Person”). The Borrower has provided to the Offshore Account Bank the names of each:

(i)	Authorised Person; and

(ii)	Callback Contact,
in the form of Schedule 6 (Authorised Persons and Callback Contacts).
The Borrower may change the names of the Authorised Persons and/or Callback Contacts by giving not less than five (5) Business Days’ prior written notice to the Offshore Account Bank of updating Schedule 6 (Authorised Persons and Callback Contacts).

(e)
If a Blocking Notice has been delivered to the Offshore Account Bank in accordance with Clause 19.1 (Blocking Notices) and such Blocking Notice is continuing, the Offshore Account Bank shall only act on instructions communicated by the Borrower to the Offshore Account Bank if such instructions are countersigned by the BPIFAE Agent.

3.7	Miscellaneous

(a)
Each Offshore Project Account will bear interest at a daily rate equal to Overnight LIBOR less point zero twenty five per cent. (0.25%) and such interest will be credited to the Offshore Project Accounts in accordance with the Offshore Account Bank’s usual practices.

(b)	The Offshore Account Bank shall not have any proprietary interest in amounts deposited hereunder but merely holds such amounts as banker subject to the terms of this Agreement.

(c)
Any payment by the Offshore Account Bank under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by Applicable Law.

(d)	If the Offshore Account Bank is required by Applicable Law to make a deduction or withholding, it will not pay an additional amount in respect of that deduction or withholding to the relevant party.

(e)	The Offshore Account Bank shall, save as otherwise provided in this Agreement, maintain the Offshore Project Accounts in accordance with:

(i)	the mandates (if any) entered into by the Offshore Account Bank with the Borrower;

(ii)	its normal practices; and

(iii)	the provisions of this Agreement,
provided that if there is any conflict between this Agreement and either:

(A)	the mandates (if any) entered into by the Offshore Account Bank with the Borrower; or

(B)	the Offshore Account Bank’s normal practices referred to above, the provisions of this Agreement shall prevail (but only to the extent that the Offshore Account Bank would not be in breach of any Applicable Law as a result).

3.8	Information on Accounts
The Offshore Account Bank agrees with the Borrower that the Offshore Account Bank may disclose to the BPIFAE Agent and/or the Security Agent any information regarding the Project Accounts as may be requested by the BPIFAE Agent and/or the Security Agent.

4.	[Intentionally Omitted]

5.	Collection Account

5.1	Payments to the Collection Account

(a)	The Borrower shall ensure that:

(i)	all amounts standing to the credit of:

(A)	[intentionally omitted];

(B)	a Domestic Account (other than an Unrestricted Transferrable Amount or as contemplated by Clause 10.1(a) (Payments to the Equity Proceeds Account));

(C)	all Foreign Accounts in any one jurisdiction which exceed an aggregate amount of US$1,000,000; and

(D)	all Canadian Accounts which exceed an aggregate amount of US$2,000,000;

(ii)
all other revenues of, and payments to, the Borrower not included in paragraph (a)(i) above (including any amounts received by the Borrower of the kind required to be applied in mandatory prepayment pursuant to clause 7.3 (Mandatory Prepayment – Cash Sweep of Spectrum Cash Flow), clause 7.4 (Mandatory Prepayment – Excess Cash Flow), clause 7.6 (Mandatory Prepayments – Asset Dispositions) (save in respect of such amounts that are required to be paid into the Holding Account in accordance with sub-paragraph (b)(ii) of clause 7.6 (Mandatory Prepayments – Asset Dispositions)), clause 7.8 (Mandatory Prepayment – Cash Sweep Following Spectrum Sale) and clause 7.9 (Mandatory Prepayment – Cash Sweep following Equity Issuance and Debt Issuance) of the Facility Agreement), but excluding:

(A)
any amounts payable to the Borrower under an Interest Rate Cap Agreement which shall be directly deposited in the Debt Service Account in accordance with Clause 8.1(b) (Payments to the Debt Service Account); or

(B)	where a contrary indication appears in this Agreement;

(iii)	any drawdown of any Loan (other than Loan disbursement amounts which a Lender has permitted to be paid directly to a third party to which payment is due from the Borrower);

(iv)	an amount no greater than twenty per cent. (20%) of the Net Cash Proceeds from:

(A)	the Stage II Equity Raise; and

(B)
any other Equity Issuance, Subordinated Indebtedness or any other equity contribution to the Borrower or any of its Subsidiaries (howsoever described) other than as referred to in sub-paragraph (A) above through to 31 December 2019 (inclusive),

(an “Unrestricted Transferrable Amount”);

(v)	an amount equal to no less than eighty per cent. (80%) of the Net Cash Proceeds of:

(A)	the Stage II Equity Raise; and

(B)
any other Equity Issuance or Subordinated Indebtedness (or any other equity contribution (howsoever described) to the Borrower or any of its Subsidiaries) other than as referred to in paragraph (a) above through to 31 December 2019 (inclusive),

(a “Restricted Transferrable Amount”); and

(vi)
without prejudice to Clause 8.1(c) (Payments to the Debt Service Account) and Clause 9.1(c) (Payments to the Debt Service Reserve Account), any other Net Cash Proceeds arising from any Equity Issuances and any Subordinated Indebtedness not referred to in sub-paragraphs (a)(iv) and (v) above (but excluding the Net Cash Proceeds from the Stage I Equity Raise which shall be paid directly to the Equity Proceeds Account in accordance with Clause 10.1 (Payments to the Equity Proceeds Account)), are, in each case, directly deposited into the Collection Account not later than the last Business Day of each Month.

(b)
The Borrower may deposit funds into the Collection Account pursuant to Clause 9.3 (Excess Funding in the Debt Service Reserve Account), Clause 11.3 (Application of Insurance Proceeds: Less than US$500,000), Clause 11.4(b) (Application of Insurance Proceeds – Mandatory Prepayment), Clause 13 (General Rule Regarding Excess Balances) and as otherwise permitted by the Finance Documents.

5.2	Permitted Withdrawals from the Collection Account

(a)
Subject to paragraph (b) below, the Borrower may only withdraw amounts from the Collection Account at the times, for the purposes and in the order of priority, set out in Schedule 5 (Order of Application).

(b)	Promptly upon receipt of:

(i)
an Unrestricted Transferrable Amount, the Borrower may withdraw an amount from the Collection Account equal to an Unrestricted Transferrable Amount and transfer such monies to the Relevant Domestic Account provided that, prior to such transfer the Borrower has demonstrated to the satisfaction of the BPIFAE Agent (acting reasonably) that the Borrower has sufficient funds standing to the credit of a Domestic Account or the Collection Account to pay the Group’s Taxes that are due; and

(ii)	a Restricted Transferrable Amount, the Borrower shall withdraw an amount from the Collection Account equal to a Restricted Transferrable Amount and transfer such monies to the Equity Proceeds Account, in each case, without the requirement to apply such monies in accordance with Schedule 5 (Order of Application).

5.3	Certificates
The Borrower shall be deemed to have certified to the BPIFAE Agent that the amounts instructed by it to be transferred or paid in accordance with the provisions of Clause 5.2 (Permitted Withdrawals from the Collection Account) shall be the correct amount required to be so paid or transferred in accordance with the terms thereof.

6.	Holding Account

6.1	Payments to the Holding Account
The Borrower shall ensure that the Holding Account is funded:

(a)	in accordance with clause 7.6(b)(ii) (Mandatory Prepayments – Asset Dispositions) of the Facility Agreement; and

(b)
if so elected by the BPIFAE Agent pursuant to clause 7.9(b)(i) (Mandatory Prepayment – Cash Sweep following Equity Issuance and Debt Issuance) of the Facility Agreement, on the first Business Day following 1 January 2020 with any proceeds standing to the credit of the Equity Proceeds Account.

6.2	Permitted Withdrawals from the Holding Account
The Borrower may only withdraw amounts standing to the credit of the Holding Account pursuant to:

(a)	clause 7.6(b)(ii) (Mandatory Prepayments – Asset Dispositions) of the Facility Agreement:

(i)
firstly, subject to clause 7.6(d) and clause 7.6(e) (Mandatory Prepayments – Asset Dispositions) of the Facility Agreement, clause 7.6(b)(ii)(A) and (B) (Mandatory Prepayments – Asset Dispositions) of the Facility Agreement; and

(ii)	secondly, clause 7.6(c) (Mandatory Prepayments – Asset Dispositions) of the Facility Agreement; and

(b)	clause 7.9(b) (Mandatory Prepayment – Cash Sweep following Equity Issuance and Debt Issuance) of the Facility Agreement.

7.	Relevant Domestic Account

7.1	Payments to the Relevant Domestic Account
Amounts may be transferred to or deposited in the Relevant Domestic Account in accordance with the Borrower’s ordinary course of business in a manner consistent with the Finance Documents and Clause 5.2(b)(i) (Permitted Withdrawals from the Collection Account) only.

7.2	Permitted Withdrawals from the Relevant Domestic Account
Subject to any limitations set out in the Facility Agreement, the Borrower may only withdraw amounts from the Relevant Domestic Account to make payment of any Taxes, Capital Expenditure and Operating Expenditure (including expenditure relating to the Group’s Spectrum rights) then due and owing by the Borrower in a manner consistent with the then current Agreed Business Plan (and, in the case of expenditure relating to the Group’s Spectrum rights, in compliance with clause 22.19 (Expenditure on Group Spectrum Rights) of the Third Amended and Restated Facility Agreement).

8.	Debt Service Account

8.1	Payments to the Debt Service Account

(a)
Amounts shall be transferred to or deposited in the Debt Service Account in accordance with Clause 5.2 (Permitted Withdrawals from the Collection Account), Clause 8.1(b) and (c) (Payments to the Debt Service Account), Clause 9.3 (Excess Funding in the Debt Service Reserve Account) and Clause 13 (General Rule Regarding Excess Balances), only.

(b)	The Borrower shall ensure that any amounts payable to it under an Interest Rate Cap Agreement are directly deposited into the Debt Service Account.

(c)	On and from 1 January 2020, the Borrower may credit amounts to the Debt Service Account with the proceeds of equity contributed to enable the Borrower to make payments under the Finance Documents.

8.2	Permitted Withdrawals from the Debt Service Account
Subject to Clause 13 (General Rule Regarding Excess Balances), on each Payment Date, and on each other date on which any payments in respect of Debt Service are required to be made, the Borrower shall withdraw funds from the Debt Service Account to pay such amounts then due and payable to the Finance Parties, but not otherwise.

9.	Debt Service Reserve Account

9.1	Payments to the Debt Service Reserve Account

(a)	The Borrower shall ensure that at all times an amount not less than the DSRA Required Balance shall be credited, in Cash, to the Debt Service Reserve Account.

(b)	Amounts shall be deposited in or transferred to the Debt Service Reserve Account in accordance with:

(i)	Clause 5.2 (Permitted Withdrawals from the Collection Account);

(ii)	Clause 9.1(c) (Payments to the Debt Service Reserve Account);

(iii)	Clause 10.2(c) (Withdrawals from the Equity Proceeds Account); and

(iv)	Clause 13 (General Rule Regarding Excess Balances).

(c)
The Borrower may credit amounts to the Debt Service Reserve Account with the proceeds of equity contributed to enable the Borrower to ensure that the Debt Service Reserve Account is at all times funded in an amount equal to the DSRA Required Balance.

9.2	Withdrawals from the Debt Service Reserve Account
Subject to Clause 9.3 (Excess Funding in the Debt Service Reserve Account), if, on any date, the aggregate balance of the Debt Service Account is insufficient to pay any Debt Service then due under the Finance Documents:

(a)	the Borrower shall withdraw cash up to the amount of such shortfall from the Debt Service Reserve Account to pay such Debt Service then due, but not otherwise; or

(b)
if the Borrower fails to make a withdrawal pursuant to paragraph (a) above in accordance with the terms of this Agreement, the BPIFAE Agent may (and is hereby entitled to) withdraw cash up to the amount of such shortfall from the Debt Service Reserve Account to pay such Debt Service then due.

9.3	Excess Funding in the Debt Service Reserve Account
To the extent the balance of the Debt Service Reserve Account exceeds the DSRA Required Balance, the Borrower shall be entitled to withdraw such excess amount and pay to the Debt Service Account to fund such account to its then required level as set out in this Agreement, and to the extent that the Debt Service Account is funded to the DSA Required Balance any such excess shall be paid:

(a)	prior to 1 January 2020, to the Equity Proceeds Account; and

(b)	thereafter, to the Collection Account.

10.	Equity Proceeds Accounts

10.1	Payments to the Equity Proceeds Account
The Borrower shall transfer or deposit into the Equity Proceeds Account:

(a)	on or prior to 30 June 2017, an amount equal to the Stage I Equity Raise Amount (being US$53,911,444.49) as follows:

(i)	US$12,000,000 (being an amount equivalent to the 2017 Terrapin Contribution) by way of transfer from a Domestic Account;

(ii)	US$33,000,000 by way of transfer from a Domestic Account (from proceeds transferred to that Domestic Account from a bank account of a member of the Thermo Group); and

(iii)	US$8,911,444.49 by way of transfer from a Domestic Account; and

(b)	amounts in accordance with Clause 5.2(b)(ii) (Permitted Withdrawals from the Collection Account) and Clause 9.3 (Excess Funding in the Debt Service Reserve Account).

10.2	Withdrawals from the Equity Proceeds Account

(a)	In all cases prior to 1 January 2020:

(i)	the Borrower shall on 30 June 2017 withdraw cash standing to the credit of the Equity Proceeds Account and apply such amounts towards the payments below and in the following order of priority:

(A)	first, payment of the remaining balance of the Restructuring Fee (being US$8,795,130) pursuant to clause 11.5(b)(ii) (Restructuring Fee) of the Facility Agreement;

(B)	second, payment of the second instalment of the BPIFAE 2013 Deferred Fee Premium (being US$12,000,000) pursuant to clause 12.1(c)(ii) (Payment by the Borrower) of the Facility Agreement; and

(C)
third, payment of any Debt Service due and payable on 30 June 2017 pursuant to clause 6.1 (Repayment) of the Facility Agreement, clause 8.2 (Payment of Interest) of the Facility Agreement and any other applicable term of a Finance Document; and

(ii)	if, on any date, the aggregate balance of the Debt Service Account is insufficient to pay Debt Service then due:

(A)	the Borrower shall withdraw cash up to the amount of such shortfall from the Equity Proceeds Account to pay such Debt Service then due, but not otherwise; or

(B)
if the Borrower fails to make a withdrawal in accordance with sub-paragraph (A) above in compliance with the terms of this Agreement (including Clause 3.6 (Instructions)), the BPIFAE Agent may (and is hereby entitled to) withdraw cash up to the amount of such shortfall from the Equity Proceeds Account to pay such Debt Service then due.

(b)	On the first Business Day following 1 January 2020, all proceeds standing to the credit of the Equity Proceeds Account shall be either:

(i)	applied by the Borrower in mandatory prepayment pursuant to clause 7.9 (Mandatory Prepayment – Cash Sweep following Equity Issuance and Debt Issuance) of the Facility Agreement; or

(ii)	transferred to the Holding Account,
as determined by the BPIFAE Agent pursuant to clause 7.9(b)(i) (Mandatory Prepayment – Cash Sweep following Equity Issuance and Debt Issuance) of the Facility Agreement.

(c)
The Borrower may withdraw cash from the Equity Proceeds Account to make payment into the Debt Service Reserve Account at any time to ensure that the Debt Service Reserve Account is funded in an amount equal to the DSRA Required Balance.

11.	Insurance Proceeds Account

11.1	General Rule Regarding Application of Insurance Proceeds
The Security Agent (following the occurrence and the continuance of an Event of Default) and the Borrower shall apply all Insurance Proceeds in accordance with the provisions of this Clause 11.

11.2	Payments to the Insurance Proceeds Account
All Insurance Proceeds shall be paid by the relevant insurer directly to the Insurance Proceeds Account and, if paid to the Borrower (other than into the Insurance Proceeds Account), such Insurance Proceeds shall be forthwith paid over to the Insurance Proceeds Account.

11.3	Application of Insurance Proceeds: Less than US$500,000
In connection with an Insurance and Condemnation Event yielding less than US$500,000 in Net Cash Proceeds, the Borrower may transfer such amounts to the Collection Account to be applied in accordance with Clause 5.2 (Permitted Withdrawals from the Collection Account).

11.4	Application of Insurance Proceeds – Mandatory Prepayment

(a)
Subject to Clause 11.3 (Application of Insurance Proceeds: Less than US$500,000) above and paragraph (b) below, the BPIFAE Agent shall direct the Offshore Account Bank to apply the funds in the Insurance Proceeds Account in mandatory prepayment of the Facilities in accordance with clause 7.5 (Mandatory Prepayment – Insurance and Condemnation Events) of the Facility Agreement.

(b)
If clause 7.5(b)(ii) (Mandatory Prepayment – Insurance and Condemnation Events) of the Facility Agreement applies, the Borrower may request the Offshore Account Bank to make payment to a supplier of a replacement asset or replacement Satellite, any long lead items, Launch services, insurances or other costs directly arising in relation to the purchase or Launch of a Satellite described in clause 7.5(b)(ii) (Mandatory Prepayment – Insurance and Condemnation Events) of the Facility Agreement, in accordance with the terms and conditions agreed between the Borrower and the Supplier. Any excess Net Cash Proceeds after taking into account such payments and costs shall be transferred as soon as practicable to the Collection Account.

12.	[Intentionally Omitted]

13.	General Rule Regarding Excess Balances
Subject to Clause 18 (Event of Default), but notwithstanding any other provision of this Agreement, to the extent that at any time the balance on the Debt Service Account is greater than the DSA Required Balance, the Borrower shall be entitled to withdraw such excess amounts and pay such amount to the Collection Account.

14.	[Intentionally Omitted]

15.	Final Disbursement upon Termination
Upon receipt of notification from the BPIFAE Agent of the occurrence of the Final Discharge Date, the Offshore Account Bank shall disburse any amounts on deposit in the Offshore Project Accounts to or at the direction of, and at the expense of, the Borrower in accordance with Clause 3.6 (Instructions).

16.	[Intentionally Omitted]

17.	Balances
In determining the balance of proceeds on an Offshore Project Account only the cash on deposit on such Project Account shall be taken into account.

18.	Event of Default

(a)
If an Event of Default has occurred and is continuing and any Blocking Notices have been served pursuant to Clause 19.1 (Blocking Notices), then any provisions of this Agreement or any other Finance Document to the contrary notwithstanding, all amounts on deposit in the Offshore Project Accounts which are the subject of any Blocking Notices and any revenues thereon shall be applied by the Offshore Account Bank, acting on the instructions of the BPIFAE Agent. Such instructions of the BPIFAE Agent may include, without limitation:

(i)	if so decided under and in accordance with the Facility Agreement, instruction toward payment of the outstanding payment obligations under the Facilities;

(ii)
if so decided by the Lenders under the Facility Agreement, instruction toward the payment of any other amount (including, without limitation, Taxes and amounts due under the Transaction Documents) as contemplated by this Agreement or as otherwise decided pursuant to the Facility Agreement; and

(iii)
in making withdrawals from the Project Accounts and payments between the Project Accounts, save that prior to any such direction, the Borrower, the Offshore Account Bank, the BPIFAE Agent and the Security Agent shall administer the Offshore Project Accounts in accordance with the other provisions of this Agreement.

(b)
Following the occurrence and continuance of an Event of Default and service of any Blocking Notices pursuant to Clause 19.1 (Blocking Notices), the Borrower shall not, without the written consent of the BPIFAE Agent, be entitled to withdraw any funds on any of the Project Accounts the subject of any Blocking Notices or deal with such funds in any manner whatsoever.

19.	Blocking and Unblocking Notices

19.1	Blocking Notices
Following an Event of Default which has occurred and is continuing, the BPIFAE Agent shall (if so instructed by the Majority Lenders) deliver to the Offshore Account Bank and/or the Onshore Account Bank, the Security Agent and the Borrower, Blocking Notices in respect of any Project Accounts held with the Offshore Account Bank and the Offshore Account Bank will comply with the terms thereof.

19.2	Unblocking Notices
At such time as any Event of Default subject to any Blocking Notices is no longer continuing, the BPIFAE Agent (if so instructed by the Majority Lenders) shall deliver to the Offshore Account Bank, the Security Agent and the Borrower Unblocking Notices in respect of those Project Accounts the subject of any Blocking Notices and, in respect of any Project Accounts held with the Offshore Account Bank, the Offshore Account Bank shall comply with the terms thereof.

20.	Foreign Currency Conversions

(a)
In respect of any currency conversions for determining the balances on any accounts, such conversions shall be done at the Offshore Account Bank’s commercial spot mid‑rate for conversion of the relevant currency on the relevant date.

(b)	The Offshore Account Bank shall have no liability to the Borrower in connection therewith other than in respect of its gross negligence or wilful misconduct.

21.	Ancillary Provisions

21.1	Time of Day
All references in this Agreement to any time of day in relation to any Offshore Project Account shall be deemed to be references to Paris, France time.

21.2	[Intentionally Omitted]

21.3	Fees, Costs and Expenses

(a)	The Borrower shall pay the fees and reasonably incurred and documented out‑of‑pocket expenses of the Offshore Account Bank.

(b)
The Borrower shall pay all legal and professional fees and costs of the advisers to the Offshore Account Bank with respect to the preservation or enforcement of any of its respective rights during the continuance of an Event of Default.

(c)
Subject to paragraph (d) below, the Borrower shall indemnify and hold harmless the Offshore Account Bank and its respective officers, directors, employees, representatives and agents (collectively, the “Indemnitees”, and each an “Indemnitee”) from and against and reimburse the Indemnitees for any and all losses, liabilities, claims and expenses arising by reason of their participation in the transactions contemplated by this Agreement. Any officer, director, employee, representative or agent of the Offshore Account Bank may rely on this paragraph (c) and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

(d)
The indemnity obligation of the Borrower pursuant to this Clause 21.3 (Fees, Costs and Expenses) shall not apply with respect to an Indemnitee to the extent arising as a result of the gross negligence or wilful misconduct of such Indemnitee.

(e)
The provisions of this Clause 21.3 (Fees, Costs and Expenses) shall survive termination of this Agreement and the resignation or removal of the Offshore Account Bank and shall be in addition to any other rights and remedies of any Indemnitee.

22.	The Offshore Account Bank

22.1	Rights of the Offshore Account Bank
The Offshore Account Bank may:

(a)
rely upon any communication or document believed by it to be genuine and may assume that any person purporting to make any statement or execute any document in connection with the provisions hereof has been duly authorised to do so; and

(b)	assume that no Default has occurred and that the Borrower is not in breach of or default under its obligations under this Agreement, unless it has actual knowledge or actual notice to the contrary.

22.2	Excluded Obligations
Notwithstanding anything to the contrary expressed or implied herein, the Offshore Account Bank shall not be:

(a)	bound to enquire as to the occurrence or otherwise of a Default or the performance by any other party to any of the Finance Documents of its obligations thereunder;

(b)	bound to exercise any right, power or discretion vested in it under any of the Finance Documents to which it is a party;

(c)	bound to account to any other party hereto for any sum or the profit element of any sum received by it for its own account;

(d)	bound to disclose to any other person any information relating to any other person; or

(e)	under any fiduciary duty towards any other Party or under any obligations other than those for which express provision is made in this Agreement.

22.3	Exclusion of Liability

The Offshore Account Bank shall not be responsible for the accuracy and/or completeness of any information supplied in connection with any Finance Document or for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document nor shall it be under any liability as a result of taking or omitting to take any action in relation to the Offshore Project Accounts save in the case of its gross negligence or wilful misconduct.

22.4	Resignation and Removal

(a)
The Offshore Account Bank may resign and appoint one of its Affiliates as successor of the Offshore Account Bank by giving not less than sixty (60) days’ notice to the Finance Parties and the Borrower, provided that the successor accounts bank shall act through an office in Paris.

(b)	Provided no Default has occurred and is continuing:

(i)	the Borrower may request that the Offshore Account Bank resigns by giving not less than sixty (60) days’ notice to the BPIFAE Agent; and

(ii)	the Borrower shall designate a successor accounts bank with the consent of the Majority Lenders.

(c)
Alternatively, the Offshore Account Bank may resign without having designated a successor by giving notice to the BPIFAE Agent and the Borrower, in which case the Majority Lenders with the prior written approval of the Borrower (which approval shall not however be required if a Default has occurred and is continuing) may appoint a successor accounts bank.

(d)
If the Majority Lenders have not appointed a successor accounts bank in accordance with Clause 22.4(c) (Resignation and Removal) within sixty (60) days after notice of resignation was given, the Offshore Account Bank (with the prior approval of the Borrower (acting reasonably) (which approval shall not however be required if an Event of Default has occurred and is continuing)) may appoint a successor offshore account bank (acting through an office in Paris).

(e)
If thirty (30) days after the expiry of the sixty (60) day period referred to above, a successor accounts bank has not been appointed, the Borrower may petition a court of competent jurisdiction to appoint a successor accounts bank, and in any case, from that date until the appointment of a successor accounts bank, the Offshore Account Bank’s sole responsibility shall be to receive and safekeep amounts in the relevant Project Accounts.

(f)
The retiring Offshore Account Bank shall make available to its successor such documents and records and provide such assistance as its successor may reasonably request for the purposes of performing its functions as the Offshore Account Bank under the Finance Document. Each successor offshore account bank shall accede to this Agreement by executing an accession memorandum in the form of Schedule 4 (Form of Accession Memorandum).

(g)	The resignation notice of the Offshore Account Bank shall take effect only upon the appointment of a successor accounts bank.

(h)
Upon the appointment of a successor, the retiring Offshore Account Bank shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 22.4 (Resignation and Removal) and each of the indemnities in respect of its actions as the Offshore Account Bank under the terms of the Finance Documents. Each Offshore Account Bank’s successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor offshore account bank had been an original party to this Agreement.

22.5	Offshore Account Bank
The Offshore Account Bank shall at all times be an Acceptable Bank.

22.6	Conduct of Business by the Offshore Account Bank
No provision of this Agreement will:

(a)	interfere with the rights of the Offshore Account Bank to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

(b)	oblige the Offshore Account Bank to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige the Offshore Account Bank to disclose any information relating to its affairs (Tax or otherwise) or any computations in respect of Tax.

22.7	[Intentionally Omitted]

22.8	No Set‑Off
The Offshore Account Bank hereby agrees and acknowledges that it waives any right it has or may hereafter acquire to combine, consolidate or merge any of the Project Accounts with any other account of the Borrower, the Security Agent or any liabilities of the Borrower, the Security Agent or any other person and agrees that it may not exercise any Lien, set‑off, transfer, combine or withhold payment of any sum standing to the credit of any of the Project Accounts, then it shall immediately re‑credit the relevant Project Account with the amount required to restore such Project Account to the position immediately prior to such breach.

22.9	Exoneration

(a)
The Offshore Account Bank shall not, save in the case of its own gross negligence or wilful misconduct (or that of its officers, directors employees, representatives and agents) be liable to the Borrower or any other person for any action it may take in reliance upon any written notice or request given to it by the BPIFAE Agent or the Security Agent.

(b)	The Offshore Account Bank shall not be under any duty to give the amounts held by it hereunder any greater degree of care than it gives to its own similar property.

(c)	This Agreement sets forth all the duties of the Offshore Account Bank.

(d)	The Offshore Account Bank shall not be obliged to make any payment or otherwise to act on any request or instruction notified to it under this Agreement if it is unable:

(i)	to verify any signature on the notice of request or instruction against the specimen signature provided for the relevant Authorised Person hereunder; and

(ii)	to validate the authenticity of the request by contacting the Callback Contact.

(e)	The Offshore Account Bank may:

(i)	consult lawyers or professional advisers over any question as to the provisions of this Agreement or its duties as Offshore Account Bank; and

(ii)
act pursuant to the advice of lawyers or other professional advisers with respect to any matter relating to this Agreement and shall not, save in the case of its own gross negligence or wilful misconduct or that of its officers, directors, employees or agents, be liable for any action taken or omitted in accordance with such advice.

(f)
The Offshore Account Bank may use (and its performance will be subject to the rules of) any communications, clearing or payment system, intermediary bank or other system in accordance with its usual operating procedures.

(g)
The Offshore Account Bank shall not be responsible for failure to perform any of its obligations under this Agreement on the occurrence of any event or circumstance beyond the reasonable control of the Offshore Account Bank, to the extent that the Offshore Account Bank has used reasonable endeavours to mitigate the consequences of any such event or circumstances in accordance with its usual operating procedures or if performance would result in the Offshore Account Bank being in breach of any Applicable Law.

(h)	Notwithstanding any other provision to the contrary in this Agreement, under no circumstance will the Offshore Account Bank be liable to any party for any consequential loss.

(i)
The Borrower acknowledges that the Offshore Account Bank may use any form of telephonic or electronic monitoring or recording as it deems appropriate for security and service purposes in accordance with its usual operating procedures.

(j)
The obligations and duties of the Offshore Account Bank will be performed only by it and are not obligations or duties of any other BNP Paribas company (including any branch or office of the Offshore Account Bank) and the rights of the Borrower with respect to the Offshore Account Bank extend only to the Offshore Account Bank and do not extend to any other BNP Paribas company.

(k)
No printed or other matter in any language (including without limitation prospectuses, notices, reports and promotional material) which mentions the name of the Offshore Account Bank or the rights, powers, or duties of the Offshore Account Bank shall be issued by the Borrower or on their behalf unless the Offshore Account Bank shall first have given its written consent thereto.

23.	Notices

23.1	Writing
Each communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, shall be made by fax or letter.

23.2	Addresses for Notices

(a)	The address and fax number of the Borrower is:

Address:	Globalstar, Inc. 300 Holiday Square Boulevard Covington LA 70433 United States of America
Attention:    James Monroe III
Facsimile:    +001 985 335-1900
or such other address or number as the relevant party may notify to the other parties by not less than fifteen (15) days’ prior written notice.

(b)	[intentionally omitted]

(c)	The address and fax number of the Security Agent is:

Address:	BNP Paribas CIB-COO Office Transaction Management Export Finance ACI: CAT04A1 16, rue de Hanovre 75078 PARIS CEDEX 02 France
Attention:    Mrs Sylvie Caset‑Carricaburu / Mrs Brigitte Quintard
Telephone:    + 33(0) 1 43 16 81 69 / +33(0) 1 43 16 81 76
Facsimile:    + 33(0) 1 43 16 81 84
or such other address or number as the Security Agent may notify to the other parties by not less than fifteen (15) days’ prior written notice.

(d)	The address and fax number of the Offshore Account Bank is:

Address:	BNP Paribas CIB-COO Office Transaction Management Export Finance ACI: CAT04A1 16, rue de Hanovre 75078 PARIS CEDEX 02 France
Attention:    Mrs Sylvie Caset‑Carricaburu / Mrs Brigitte Quintard
Telephone:    + 33(0) 1 43 16 81 69 / +33(0) 1 43 16 81 76
Facsimile:    + 33(0) 1 43 16 81 84

or such other address or number as the Offshore Account Bank may notify to the other parties by not less than fifteen (15) days’ prior written notice.

(e)	The address and fax number of the BPIFAE Agent is:

Address:	BNP Paribas CIB-COO Office Transaction Management Export Finance ACI: CAT04A1 16, rue de Hanovre 75078 PARIS CEDEX 02 France
Attention:    Mrs Sylvie Caset‑Carricaburu / Mrs Brigitte Quintard
Telephone:    + 33(0) 1 43 16 81 69 / +33(0) 1 43 16 81 76
Facsimile:    + 33(0) 1 43 16 81 84
or such other address or number as the BPIFAE Agent may notify to the other parties by not less than fifteen (15) days’ prior written notice.

(f)
The BPIFAE Agent shall, promptly upon receipt of notice from any party of any change in the address, facsimile number or Facility Office of such party notify the other agents thereof and at the request of any party, give to that party the address or facsimile number of any other party applicable at the time for the purposes of this Clause 23.2(f) (Addresses for Notices).

24.	Remedies, Waivers and Amendments

24.1	Rights and Waivers
No failure to exercise, nor any delay in exercising, on the part of the Security Agent or the BPIFAE Agent, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by Applicable Law.

24.2	Amendments
No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed or approved in writing by the Borrower, the Security Agent, the BPIFAE Agent and the Offshore Account Bank.

25.	Additional Provisions

25.1	Partial Invalidity
If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the Applicable Law of any jurisdiction, such illegality, invalidity or unenforceability shall not affect:

(a)	the legality, validity or enforceability of the remaining provisions of this Agreement; or

(b)	the legality, validity or enforceability of such provision under Applicable Law of any other jurisdiction.

25.2	Counterparts
This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

25.3	Benefit of Agreement

(a)	This Agreement binds and benefits the respective successors and permitted assigns and transferees of the BPIFAE Agent and the Security Agent as permitted under the Facility Agreement.

(b)
Subject to Clause 22.4 (Resignation and Removal), neither the Offshore Account Bank nor the Borrower may assign any of their respective rights or transfer any of their respective rights and obligations under this Agreement, unless otherwise provided in the Finance Documents or unless the BPIFAE Agent has approved of such transfer or assignment in writing.

26.	Governing Law
This Agreement, and any non‑contractual obligations arising out of or in connection with it, shall be governed by English law.

27.	Enforcement
The terms of clause 40 (Enforcement) of the Facility Agreement are incorporated, mutatis mutandis, herein by reference.
In Witness Whereof this Agreement has been duly executed and delivered as a deed by the Parties on the day and year first above written.